EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2001-4 Trust
Receipt of Notice of Intent to Exercise Call Options in Part

CUSIP:  80409T204
Symbol:  MJF

FOR IMMEDIATE RELEASE:
September 29, 2010

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Cummins Engine Company Debenture-Backed Series 2001-4 (the “Trust”) (New York Stock Exchange Ticker Symbol “MJF”), announced today that it has received a notice of intent to exercise 15,000 Call Options representing the right to call $15,000,000 aggregate principal amount of the 5.65% Debentures of Cummins Engine Company (the “Bonds”) held by the Trust, on October 20, 2010 (the “Intended Settlement Date”).  The Call Options with respect to which the notice of intended exercise has been received represent 59.21% of the outstanding Bonds held by the Trust.  Under the terms of the Call Options, the party exercising the Call Options may rescind its notice of exercise at any time prior to the Intended Settlement Date by providing notice of rescission to the Trust, in which case settlement of such Call Options would not occur and the Call Options would continue in effect and could be exercised on a subsequent date.  If the notice of exercise is not rescinded and settlement of the Call Options actually occurs on the Intended Settlement Date, the Trust Agreement provides that Units will be randomly selected for redemption at par ($25) plus accrued interest from the available proceeds of the settlement of the Call Options.

Contact:

Thais Hayum - Assistant Vice-President
Bank of America Merrill Lynch
P: +1-312-904-8944
F: +1-312-453-6195
E: thais.hayum@bankofamerica.com